Exhibit 99.1

News Release

OvaScience Reports Third Quarter Fiscal 2013 Financial Results

CAMBRIDGE, Mass., November 13, 2013 — OvaScienceSM, (NASDAQ: OVAS), a life sciences company focused on the discovery, development and commercialization of new treatments for infertility, today reported financial results for the quarter ended September 30, 2013, as well as recent highlights.

“We have continued to develop our EggPCSM technology platform and move forward with our planned international commercial activities for our first product candidate, AUGMENTSM,” said Michelle Dipp, M.D., Ph.D., Chief Executive Officer of OvaScience.  “The team remains focused on a number of opportunities to make our products available to patients outside of the U.S., while research and development efforts are yielding enhancements to our EggPC processing capabilities and expanding our product pipeline.  Additionally, we anticipate having further discussions with the FDA to determine next steps for AUGMENT in the U.S.”

Third Quarter and Recent Highlights

•                  Sponsored Continued Medical Education Program at the American Society of Reproductive Medicine/International Federation of Fertility Societies (ASRM/IFFS): Approximately 350 people attended the OvaScience sponsored symposium on “Strategies to Maximize Total Reproductive Potential: Emerging Concepts,” which featured presentations by leading reproductive endocrinologists, embryologists and fertility researchers.

•                  Appointed Hugh Taylor, M.D., world expert in endometriosis research at Yale School of Medicine, to Scientific Advisory Board.  Also established a research agreement with Dr. Taylor to develop new treatments and diagnostic markers for endometriosis, a major cause of female infertility.

•                  Provided an update on AUGMENT: Chose to suspend enrollment in the AUGMENT Study in the U.S., pending further discussions with FDA.  Plans for international commercial activities continue and the Company has expanded its manufacturing capabilities through a global supplier with expertise in cell therapy manufacturing.

•                  Participated in industry conferences and key advocacy events:  CareFWD 2013 Healthcare Innovations Conference; Innovation Forum “Next 25 Years of Biotech” (Boston Chamber of Commerce), and the annual meetings of leading patient advocacy groups including the American Fertility Association (AFA), RESOLVE and RESOLVE New England.

Third Quarter 2013 Financial Results

•                  Net loss for the three months ended September 30, 2013 was $6.9 million, or ($0.40) per share, as compared to net loss of $3.1 million, or ($0.42) per share, for the three months ended September 30, 2012.  The increase was primarily due to higher personnel costs including stock-based compensation expense due to significant organizational growth and AUGMENT development expenses.

•                  Research and development expense for the three months ended September 30, 2013 was $3.3 million, compared to $1.6 million for the same period in 2012.  The increase was mostly due to higher personnel costs, including stock-based compensation expense, laboratory equipment impairment and greater AUGMENT contract research organization and consulting expenses.

•                  General and administrative expense for the three months ended September 30, 2013 was $3.7 million, as compared to $1.5 million for the same period in 2012.  The increase was largely due to higher personnel costs, including stock-based compensation resulting from significant organizational growth, as well as additional consulting and commercial preparation expenses.

•                  As of September 30, 2013, OvaScience had cash, cash equivalents and investments of $49.6 million.

Upcoming Events

OvaScience expects to present at the following conferences:

•                  New York Biotech CEO Conference (BBC), November 12-13, New York, NY

•                  Therapeutic Area Partnership Conference (Windover), November 18-20, Boston, MA

•                  Oppenheimer & Co. Healthcare Conference, December 10-11, 2013, New York, NY

About OvaScience

OvaScience (NASDAQ: OVAS) is a life sciences company focused on the discovery, development and commercialization of new treatments for infertility.  The Company’s patented technology is based on the discovery of egg precursor cells (EggPCSM), which are found in the ovaries.  By applying proprietary technology to identify and purify EggPCs, OvaScience is developing potential next generation in vitro fertilization (IVF) technologies.  The Company currently has two product candidates in development: OvaTureSM, which seeks to create mature fertilizable eggs from a woman’s own EggPCs without the need for hormone injections, and AUGMENTSM, which aims to improve egg quality and increase the success of IVF. OvaScience’s team of scientists, physicians and advisers includes recognized leaders in the field of reproductive medicine. For more information, please visit www.ovascience.com and connect with us on Twitter and Facebook.

Forward-Looking Statements

This press release includes forward-looking statements about the prospects for the Company’s technology in addressing female infertility, the Company’s strategy, future plans and prospects, including statements regarding the planned discovery, development and commercialization of the Company’s product candidates, as well as statements regarding the Company’s international commercialization plans, product pipeline, discussions with FDA regarding AUGMENT and development of treatments and markers for endometriosis pursuant to a research agreement. Any statements in this release about our strategy, plans, prospects and future expectations, financial position and operations, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “aim,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including risks related to: our expectations regarding the regulatory approvals required for AUGMENT; the science underlying our two product candidates (AUGMENT and OvaTure), which is unproven; our ability to obtain, maintain and protect intellectual property utilized by our products;  our ability to obtain additional funding to support our activities; our dependence on third parties; the successful development of, and ability to obtain regulatory approval for, our product candidates; our ability to commercialize our product candidates, including AUGMENT, on the timeline we expect, if at all; competition from others; and our short operating history; as well as those risks more fully discussed in the “Risk Factors” section of our most recently filed Quarterly Report on Form 10-Q or Annual Report on Form 10-K. The forward-looking statements contained in this press release reflect our current views with respect to future events.  We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our view as of any date subsequent to the date hereof.

Contact:

Theresa McNeely

EVP, Strategic Corporate Communications

OvaScience, Inc.

tmcneely@ovascience.com

617-299-7356

OvaScience, Inc.

(A development stage company)

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	As of
	September 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$21,077	$14,776
Short-term investments	28,489	16,615
Prepaid expenses and other current assets	841	574
Total current assets	50,407	31,965
Property and equipment, net	730	756
Other assets	88	93
Total assets	$51,225	$32,814
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$791	$875
Accrued expenses	1,365	1,211
Total current liabilities	2,156	2,086
Other non-current liabilities	65	7
Total liabilities	2,221	2,093
Total stockholders’ equity	49,004	30,721
Total liabilities and stockholders’ equity	$51,225	$32,814

OvaScience, Inc.

(A development stage company)

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three Months		Nine Months
	Ended,		Ended,
	September 30,		September 30,
	2013	2012	2013	2012
Operating expenses:
Research and development	$3,262	$1,595	$8,518	$3,892
General and administrative	3,663	1,525	9,603	5,428
Total operating expenses	6,925	3,120	18,121	9,320
Loss from operations	(6,925)	(3,120)	(18,121)	(9,320)
Interest income	34	2	77	2
Net loss	$(6,891)	$(3,118)	$(18,044)	$(9,318)
Net loss applicable to common stockholders	$(6,891)	$(3,118)	$(18,044)	$(9,318)
Net loss per share applicable to common stockholders—basic and diluted	$(0.40)	$(0.42)	$(1.14)	$(2.69)
Weighted average number of common shares used in net loss per share applicable to common stockholders—basic and diluted	17,048	7,438	15,779	3,460